Exhibit 99.1
Dexcom Reports Third Quarter 2021 Financial Results

SAN DIEGO, CA - (BUSINESS WIRE-October 28, 2021) - DexCom, Inc. (Nasdaq: DXCM) today reported its financial results as of and for the quarter ended September 30, 2021.

Third Quarter 2021 Financial Highlights:

•Revenue grew 30% versus the same quarter of the prior year to $650.2 million on a reported basis and 28% on an organic1 basis.
•U.S. revenue growth of 23% and international revenue growth of 57% on a reported basis. International growth was 46% on an organic1 basis.
•GAAP operating income of $118.3 million or 18.2% of revenue, a decrease of 60 basis points compared to the third quarter of 2020. Non-GAAP operating income* of $123.8 million or 19.0% of revenue, in line with the same quarter of the prior year.

Strategic Highlights:

•Received FDA clearance for two key software solutions that enhance Dexcom’s connected ecosystem:
◦The Dexcom real-time API makes it possible for third-party developers to integrate real-time CGM data into their digital health apps and devices, ultimately offering Dexcom users a greater variety of options in where and how they engage with their glucose data.2
◦The Dexcom app-in-app module directly integrates with third party healthcare apps, making managing diabetes easier for Type 2 Non-intensive insulin therapy (NIIT) users by enabling a convenient, single-app experience.
•Completed the acquisition of our distributor in Australia and New Zealand, advancing Dexcom’s strategy to transition certain international markets from distributors to direct sales.
•Introduced a new product with the launch of Dexcom ONE, a key addition to our portfolio as we seek to broaden access to healthcare for people with diabetes globally.

“In the third quarter Dexcom continued to progress toward our goal of broadening access and advancing our leadership position in CGM-driven connected solutions and customer choice,” said Kevin Sayer, Dexcom’s chairman, president and CEO. “We are pleased to once again be in a position to raise our full-year revenue and margin guidance as we drive toward a strong conclusion of 2021 and the upcoming launch of our Dexcom G7 system.”

1 Excludes non-CGM revenue acquired in conjunction with Dexcom’s acquisition of its distributor in Australia and New Zealand.
2 https://www.dexcom.com/webapi

2021 Annual Guidance

Based on the strong third quarter results, Dexcom is increasing its guidance for fiscal year 2021 revenue, Non-GAAP gross profit margin, Non-GAAP operating margin, and Adjusted EBITDA margin to the following levels:

•Revenue of approximately $2.425 - 2.450 billion (26-27% growth; Growth includes approximately 1% from acquired revenue in conjunction with Dexcom’s acquisition of its distributor in Australia and New Zealand)
•Non-GAAP Gross Profit Margin of approximately 68%
•Non-GAAP Operating Margin of approximately 16%
•Adjusted EBITDA Margin of approximately 25%

Third Quarter 2021 Financial Results

Revenue: In the third quarter of 2021, worldwide revenue grew 30% to $650.2 million, up from $500.9 million in the third quarter of 2020. Volume growth in conjunction with strong new customer additions continues to be the primary driver of revenue growth as awareness of real-time CGM increases.

Gross Profit: GAAP gross profit totaled $446.9 million or 68.7% of revenue for the third quarter of 2021, compared to $340.4 million or 68.0% of revenue in the third quarter of 2020.

Non-GAAP gross profit* totaled $446.9 million or 68.7% of revenue for the third quarter of 2021, compared to $340.7 million or 68.0% of revenue in the third quarter of 2020.

Operating Income: GAAP operating income for the third quarter of 2021 was $118.3 million, compared to GAAP operating income of $94.1 million for the third quarter of 2020.

Non-GAAP operating income* for the third quarter of 2021 was $123.8 million, compared to non-GAAP operating income of $95.0 million for the third quarter of 2020.

Net Income and Net Income per Share: GAAP net income was $70.9 million, or $0.71 per diluted share, for the third quarter of 2021, compared to GAAP net income of $72.2 million, or $0.73 per diluted share, for the same quarter of 2020.

Non-GAAP net income* was $89.5 million, or $0.89 per diluted share, for the third quarter of 2021, compared to non-GAAP net income of $93.6 million, or $0.94 per diluted share, for the same quarter of 2020. The third quarter 2021 non-GAAP amount excludes $20.8 million of non-cash interest expense related to Dexcom’s senior convertible notes, $8.5 million of tax adjustments primarily related to excess tax benefits from stock compensation vesting, and $4.2 million of intellectual property litigation costs.

The third quarter 2020 non-GAAP amount excludes $20.0 million of non-cash interest expense related to Dexcom’s senior convertible notes.

Cash and Liquidity: As of September 30, 2021, Dexcom held $2.70 billion in cash, cash equivalents and marketable securities and our revolving credit facility remains undrawn. The cash balance represents significant financial and strategic flexibility as Dexcom continues to expand production capacity and explore new market opportunities.

* See Table E below for a reconciliation of these GAAP and non-GAAP financial measures.

Conference Call

Management will hold a conference call today starting at 4:30 p.m. (Eastern Time). The conference call will be concurrently webcast. The link to the webcast will be available on the Dexcom Investor Relations website at investors.dexcom.com by navigating to “Events and Presentations,” and will be archived for future reference. To listen to the conference call, please dial (800) 446-1671 (US/Canada) or (847) 413-3362 (International) and use the confirmation number “49591484” approximately five minutes prior to the start time.

Statement Regarding Use of Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section of the accompanying tables titled “About Non-GAAP Financial Measures” as well as the related Table E.

About DexCom, Inc.

DexCom, Inc. empowers people to take control of diabetes through innovative continuous glucose monitoring (CGM) systems. Headquartered in San Diego, California, Dexcom has emerged as a leader of diabetes care technology. By listening to the needs of users, caregivers, and providers, Dexcom simplifies and improves diabetes management around the world.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Dexcom’s or its management’s intentions, beliefs, expectations and strategies for the future, including statements with respect to the impacts of the COVID-19 pandemic on Dexcom and our outlook for the full year 2021. All forward-looking statements and reasons why results might differ included in this press release are made as of the date of this release, based on information currently available to Dexcom, deal with future events, are subject to various risks and uncertainties, and actual results could differ materially from those anticipated in those forward-looking statements. The risks and uncertainties that may cause actual results to differ materially from Dexcom’s current expectations are more fully described in Dexcom’s Quarterly Report on Form 10-Q for the period ended September 30, 2021, as filed with the Securities and Exchange Commission on October 28, 2021. Except as required by law, Dexcom assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

INVESTOR RELATIONS CONTACT:
Sean Christensen
Senior Director - Investor Relations and Corporate FP&A
investor-relations@dexcom.com
(858) 200-0200

MEDIA CONTACT:
James McIntosh

(619) 884-2118

DexCom, Inc.
Table A
Consolidated Balance Sheets
(In millions, except par value data)

	September 30, 2021	December 31, 2020
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$1,444.3	$817.6
Short-term marketable securities	1,253.6	1,890.1
Accounts receivable, net	529.1	428.5
Inventory	351.3	234.7
Prepaid and other current assets	77.9	53.9
Total current assets	3,656.2	3,424.8
Property and equipment, net	742.2	515.3
Operating lease right-of-use assets	91.3	93.3
Goodwill	23.9	19.3
Deferred tax assets	216.3	216.4
Intangibles and other assets, net	46.0	21.4
Total assets	$4,775.9	$4,290.5
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$598.0	$481.1
Accrued payroll and related expenses	115.3	114.3
Short-term operating lease liabilities	19.3	16.5
Deferred revenue	2.3	2.2
Total current liabilities	734.9	614.1
Long-term senior convertible notes	1,703.5	1,667.2
Long-term operating lease liabilities	102.9	101.8
Other long-term liabilities	98.5	80.9
Total liabilities	2,639.8	2,464.0
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5.0 million shares authorized; no shares issued and outstanding at September 30, 2021 and December 31, 2020	—	—
Common stock, $0.001 par value, 200 million shares authorized; 97.8 million and 96.9 million shares issued and outstanding, respectively, at September 30, 2021; and 96.9 million and 96.1 million shares issued and outstanding, respectively, at December 31, 2020	0.1	0.1
Additional paid-in capital	2,322.1	2,125.3
Accumulated other comprehensive income	1.4	3.2
Accumulated deficit	(28.0)	(202.1)
Treasury stock, at cost; 0.9 million shares at September 30, 2021 and 0.8 million shares at December 31, 2020	(159.5)	(100.0)
Total stockholders’ equity	2,136.1	1,826.5
Total liabilities and stockholders’ equity	$4,775.9	$4,290.5

DexCom, Inc.
Table B
Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	$650.2	$500.9	$1,750.3	$1,357.8
Cost of sales	203.3	160.5	542.4	476.8
Gross profit	446.9	340.4	1,207.9	881.0
Operating expenses:
Research and development	128.8	87.7	367.3	240.7
Selling, general and administrative	199.8	158.6	575.4	444.8
Total operating expenses	328.6	246.3	942.7	685.5
Operating income	118.3	94.1	265.2	195.5
Interest expense	(25.1)	(24.4)	(75.1)	(60.1)
Loss on extinguishment of debt	(0.8)	(0.5)	(0.8)	(5.9)
Interest and other income (expense), net	(1.7)	5.9	(0.7)	14.2
Income before income taxes	90.7	75.1	188.6	143.7
Income tax expense	19.8	2.9	14.5	5.3
Net income	$70.9	$72.2	$174.1	$138.4

Basic net income per share	$0.73	$0.75	$1.80	$1.48
Shares used to compute basic net income per share	96.9	95.8	96.6	93.8
Diluted net income per share	$0.71	$0.73	$1.74	$1.43
Shares used to compute diluted net income per share	100.5	99.5	99.8	96.9

DexCom, Inc.
Table C
Revenue by Geography
(Dollars in millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
U.S. revenue	$489.6	$398.6	$1,332.3	$1,058.0
Year over year growth	23%	29%	26%	35%
% of total revenue	75%	80%	76%	78%

International revenue	$160.6	$102.3	$418.0	$299.8
Year over year growth	57%	17%	39%	32%
% of total revenue	25%	20%	24%	22%

Total revenue (1)	$650.2	$500.9	$1,750.3	$1,357.8
Year over year growth	30%	26%	29%	34%
(1) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Table D
Revenue by Component
(Dollars in millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Sensor and other revenue (1) (2)	$547.9	$406.3	$1,466.7	$1,095.8
Year over year growth	35%	28%	34%	39%
% of total revenue	84%	81%	84%	81%

Hardware revenue (1)(3)	$102.3	$94.6	$283.6	$262.0
Year over year growth	8%	20%	8%	17%
% of total revenue	16%	19%	16%	19%

Total revenue (4)	$650.2	$500.9	$1,750.3	$1,357.8
Year over year growth	30%	26%	29%	34%
(1) Includes allocated subscription revenue.
(2) Includes services, freight, accessories, Non-CGM acquired revenue, etc.
(3) Includes transmitter and receiver revenue.
(4) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Table E
Itemized Reconciliation Between GAAP and Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP gross profit	$446.9	$340.4	$1,207.9	$881.0
COVID-19 costs (1)	—	0.3	—	8.1
Non-GAAP gross profit	$446.9	$340.7	$1,207.9	$889.1

GAAP operating income	$118.3	$94.1	$265.2	$195.5
Amortization of acquired intangible assets	1.3	0.7	2.3	1.9
Business transition and related costs (2)	—	0.1	—	0.4
COVID-19 costs (1)	—	0.1	—	11.1
Intellectual property litigation costs (3)	4.2	—	4.2	—
Litigation settlement costs (4)	—	—	—	6.1
Non-GAAP operating income	$123.8	$95.0	$271.7	$215.0

GAAP net income	$70.9	$72.2	$174.1	$138.4
Business transition and related costs (2)	—	0.1	—	0.4
COVID-19 costs (1)	—	0.1	—	11.1
Depreciation and amortization	25.5	18.4	69.9	46.7
Intellectual property litigation costs (3)	4.2	—	4.2	—
Litigation settlement costs (4)	—	—	—	6.1
Loss on extinguishment of debt (5)	0.8	0.5	0.8	5.9
Share-based compensation	27.5	30.7	87.1	85.3
Interest expense and interest income	24.8	22.0	73.9	48.1
Income tax expense	19.8	2.9	14.5	5.3
Adjusted EBITDA	$173.5	$146.9	$424.5	$347.3

GAAP net income	$70.9	$72.2	$174.1	$138.4
Amortization of acquired intangible assets	1.3	0.7	2.3	1.9
Business transition and related costs (2)	—	0.1	—	0.4
COVID-19 costs (1)	—	0.1	—	11.1
Intellectual property litigation costs (3)	4.2	—	4.2	—
Litigation settlement costs (4)	—	—	—	6.1
Non-cash interest expense (6)	20.8	20.0	62.1	48.3
Loss on extinguishment of debt (5)	0.8	0.5	0.8	5.9
Adjustments related to taxes (6)	(8.5)	—	(45.8)	—
Non-GAAP net income	$89.5	$93.6	$197.7	$212.1

GAAP diluted net income per share	$0.71	$0.73	$1.74	$1.43
Amortization of acquired intangible assets	0.01	0.01	0.02	0.02
Business transition and related costs (2)	—	—	—	—
COVID-19 costs (1)	—	—	—	0.11
Intellectual property litigation costs (3)	0.04	—	0.04	—
Litigation settlement costs (4)	—	—	—	0.06
Non-cash interest expense (6)	0.21	0.20	0.62	0.50
Loss on extinguishment of debt (5)	0.01	0.01	0.01	0.06
Adjustments related to taxes (7)	(0.08)	—	(0.46)	—
Non-GAAP net income per share (8)	$0.89	$0.94	$1.98	$2.19

GAAP diluted weighted-average shares outstanding	100.5	99.5	99.8	96.9
Non-GAAP diluted weighted-average shares outstanding	100.5	99.5	99.8	96.9

(1) Represents costs associated with the COVID-19 outbreak related to taking the necessary precautions for essential personnel to operate safely both in person as well as remotely.
(2) Business transition and related costs are primarily related to the Restructuring Plan that Dexcom announced on February 21, 2019.
(3) Represents costs related to a patent infringement lawsuit.
(4) Represents costs associated with a settlement of litigation and proceedings in 2020 related to a patent infringement lawsuit.
(5)Loss on extinguishment of debt is related to conversions of our Senior Convertible Notes due 2023.
(6) Non-cash interest expense represents accretion of the debt discount associated with our senior convertible notes.
(7) For the three and nine months ended September 30, 2021, tax adjustments were primarily related to the excess tax benefits from stock compensation vesting.
(8) The sum of the non-GAAP net income per share components may not equal the totals due to rounding.

ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated October 28, 2021 contains non-GAAP financial measures. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share as well as adjusted EBITDA.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by senior management in our financial and operational decision making. Our non-GAAP financial measures exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization and our senior management. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. We believe that non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand our business.

Table E reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).

We exclude the following items from non-GAAP financial measures for non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share:

•Amortization of acquired intangible assets
•Collaborative research and development fees for milestone and incentive payments under our collaborative research and development arrangements paid by issuing shares of our common stock
•Business transition and related costs associated with acquisition, integration and business transition activities, including severance, relocation, consulting, leasehold exit costs, third party merger and acquisition costs, and other costs directly associated with such activities.
•COVID-19 costs associated with the COVID-19 outbreak related to taking the necessary precautions for essential personnel to operate safely both in person as well as remotely. Costs incurred include items like incremental payroll costs, consulting support, IT infrastructure and facilities related costs
•Intellectual property litigation costs
•Litigation settlement costs
•Non-cash interest expense on senior convertible notes for the accretion of the debt discount associated with our senior convertible notes
•Loss on extinguishment of debt associated with repurchases and/or conversions of our senior convertible notes

•Adjustments related to taxes for the excluded items above, as well as excess benefits or tax deficiencies from stock-based compensation, the one-time impact from release of valuation allowance in 2020, and the quarterly impact of other discrete items

Adjusted EBITDA excludes non-cash operating charges for share-based compensation, depreciation and amortization as well as non-operating items such as interest income, interest expense, loss on extinguishment of debt, income and loss from equity investments, and income tax expense or benefit. For the reasons explained above, adjusted EBITDA also excludes non-cash collaborative research and development fees, business transition and related costs, COVID-19 costs, and litigation settlement costs.